CLASS B COMMON STOCK

B- 0365

INCORPORATED UNDER THE LAWS OF THE STATE OF FLORIDA

BFC Financial Corporation

CLASS B COMMON STOCK

SHARES

SEE REVERSE FOR CERTAIN DEFINITIONS

CUSIP 055384 10 1

THIS CERTIFIES THAT

is the owner of

FULLY PAID AND NON ASSESSABLE SHARES OF THE PAR VALUE OF ONE CENT ($.01) EACH OF THE CLASS B COMMON STOCK OF

BFC FINANCIAL CORPORATION transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney, upon surrender of this certificate properly endorsed. This certificate and the shares represented hereby are issued and shall be held subject to all of the provisions of the Articles of Incorporation of the Corporation and any amendments thereto. This certificate is not valid until countersigned and registered by the Transfer Agent and Registrar.

WITNESS the facsimile seal of the Corporation and the signatures of its duly authorized officers.

CERTIFICATE OF STOCK

Dated

Secretary

BFC FINANCIAL CORPORATION CORPORATE SEAL 1980 FLORIDA

President

COUNTERSIGNED AND REGISTERED:
AMERICAN STOCK TRANSFER & TRUST COMPANY
TRANSFER AGENT AND REGISTRAR

BY

AUTHORIZED SIGNATURE

A FULL STATEMENT OF THE DESIGNATIONS, PREFERENCES, AND RELATIVE, PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS OF EACH CLASS OF STOCK OF THE CORPORATION OR SERIES THEREOF AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCES AND/OR RIGHTS WILL BE FURNISHED BY THE CORPORATION, WITHOUT CHARGE TO EACH STOCKHOLDER WHO SO REQUESTS, UPON APPLICATION TO THE TRANSFER AGENT, OR TO THE SECRETARY OF THE CORPORATION.

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM—as tenants in common

TEN ENT —as tenants by the entireties

JT TEN —as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT—............Custodian...........
(Cust) (Minor)
under Uniform Gifts to Minors
Act..........
(State)

Additional abbreviations may also be used though not in the above list.

For value received, ____________ *hereby sell, assign and transfer unto*

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

[ ]

____

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

____

____

____ *shares*

of the Capital Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

____ *Attorney*

to transfer the said stock on the Books of the within-named Corporation with full power of substitution in the premises.

Dated ____________

NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME(S) AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

This certificate also evidences and entitles the holder hereof to certain rights as set forth in a Rights Agreement between BFC Financial Corporation and American Stock Transfer & Trust Company, LLC, dated as of September 21, 2009, as it may be amended or supplemented from time to time (the "Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of BFC Financial Corporation. Under certain circumstances, as set forth in the Agreement, such Rights (as defined in the Agreement) will be evidenced by separate certificates and will no longer be evidenced by this certificate. BFC Financial Corporation will mail to the holder of this certificate a copy of the Agreement without charge after receipt of a written request therefor. As set forth in the Agreement, Rights beneficially owned by any Person (as defined in the Agreement) who becomes an Acquiring Person or any Affiliate or Associate thereof (as such terms are defined in the Agreement) will be null and void.